Q2 2023 EARNINGS INVESTOR PRESENTATION July 25, 2023

2 22Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Statements made in this presentation, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the First Busey Corporation (the “Company”). Forward-looking statements, which may be based upon beliefs, expectations, and assumptions of the Company’s management, and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine); (iii) changes in state and federal laws, regulations, and governmental policies concerning the Company’s general business (including changes in response to the recent failures of other banks); (iv) changes in accounting policies and practices; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of the London Interbank Offered Rate phase-out); (vi) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) fluctuations in the value of securities held in our securities portfolio; (xiii) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xiv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xv) the level of non-performing assets on our balance sheets; (xvi) interruptions involving our information technology and communications systems or third-party servicers; (xvii) breaches or failures of our information security controls or cybersecurity-related incidents; and (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission. Special Note Concerning Forward-Looking Statements

3 32Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of the Company’s performance and in making business decisions, as well as for comparison to the Company’s peers. The Company believes the adjusted measures are useful for investors and management to understand the effects of certain non-recurring noninterest items and provide additional perspective on the Company’s performance over time. A reconciliation to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre-provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre-provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, average tangible common equity, return on average tangible common equity, and adjusted return on average tangible common equity; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest expense, noninterest expense excluding non-operating adjustments, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; portfolio loans in the case of core loans and core loans to portfolio loans; total deposits in the case of core deposits and core deposits to total deposits; and portfolio loans and total deposits in the case of core loans to core deposits—appears in the appendix of this presentation. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates or effective rates as appropriate.

4 42Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 5 Diversified Company with Comprehensive & Innovative Financial Solutions 6 Appendix: 28 Strong Regional Operating Model 7 Experienced Management Team 29 Investment Highlights 8 High Quality Portfolio: C&I 30 Fortress Balance Sheet 9 Fully Integrated Wealth Management Platform 31 High Quality Loan Portfolio 10 Continued Investment in Technology Enterprise-Wide 32 High Quality Portfolio: CRE 11 Digital Banking Adoption 33 Office Investor Owned CRE Portfolio 12 Busey Impact 34 Top Tier Core Deposit Franchise 13 Non-GAAP Financial Information 35 Granular, Stable Deposit Base 14 Deposit Cost Trends 15 Diversified and Significant Sources of Fee Income 16 Wealth Management 17 FirsTech 18 Net Interest Margin 19 Focused Control on Expenses 20 Robust Capital Foundation 21 Pristine Credit Quality 22 Reserve Supports Credit & Growth Profile 23 Balanced, Low-Risk, Short-Duration Investment Portfolio 24 Actively Managing Asset-Sensitive Balance Sheet 25 Quarterly Earnings Review 26 Earnings Performance 27

5 52Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Regional operating model serving four regions Northern (IL) Central (IL/IN) Gateway (MO/IL) Florida Among the Best155+ year old financial institution headquartered in Champaign, IL Price Per Share $22.00 Market Cap $1.2B Dividend Yield 4.4% Price/TBV 1.4x Price/NTM 3 10.3x Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 $16 $18 $20 $22 $24 $26 $28 $30 $ in millions 2021 2022 2023 YTD Total Assets $12,860 $12,337 $12,209 Total Loans $7,189 $7,726 $7,805 Total Deposits $10,769 $10,071 $10,063 Total Equity $1,319 $1,146 $1,202 NPA/Assets 0.17% 0.13% 0.13 % Net Interest Margin 1 2.49% 2.84% 2.99 % Adj. PPNR ROAA 1 1.35% 1.44% 1.51 % Adj. ROAA 1 1.15% 1.06% 1.09 % Adj. ROATCE 1 14.40% 15.99% 16.12 % BUSE Stock Price 2Financial Highlights 1 Non-GAAP calculation, see Appendix | 2 Market Data for BUSE updated to close on 7/24/23, per Nasdaq | 3 Based on consensus median net income of covering analysts as of 7/24/23

6 62Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Consolidated | 2 Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations | 3 Consolidated; Non-GAAP calculation, see Appendix 4 Wealth Management segment | 5 LTM total payments processed | 6 FirsTech segment, excludes intracompany eliminations $12 Billion 7.3% Payments Processed 5 Revenue Growth (YoY) Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $12.2 Billion Assets 1 13.90% Adj. ROATCE (MRQ) 3 $11.5 Billion Assets Under Care 44.1% PT Margin (MRQ) $406.4 Million LTM Revenue 2 $55.1 Million LTM Revenue 4 $22.3 Million LTM Revenue 6 Diversified Company with Comprehensive & Innovative Financial Solutions

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 7

Strong Regional Operating Model

Integrated enterprise-wide go-to-market strategy focused on combining the power of commercial & wealth to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate

Regions	***Central***	***Gateway***	***Northern***	***Florida***
Banking Centers	 25 Indianapolis Springfield	 20 Alton Wood River Collinsville Belleville Waterloo	 10 Wheeling Palatine Schaumburg Bloomingdale Chicago Naperville Aurora Bolingbrook	 3 Englewood Port Charlotte Punta Gorda Cape Coral Lehigh Acres San Carlos Park Bonita
Deposits	$5.3 billion	$2.6 billion	$1.7 billion	$428 million
Loans	$3.3 billion	$2.0 billion	$2.1 billion	$450 million
AUC	$8.0 billion	$1.4 billion	$1.0 billion	$1.1 billion
Legacy Institutions	Busey Main Street Herget South Side	Pulaski Bank of Edwardsville	First Community Glenview State Bank	Busey Investors' Security Trust

As of 6/30/23

8 82Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ 58 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (97.0%)1 , low cost of non-time deposits (81 bps) in 2Q23, and low level of uninsured deposits2 (26%) at 6/30/23 ▪ Substantial investments in technology enterprise-wide and next generation leadership talent Attractive Franchise that Provides Innovative Financial Solutions Attractive Profitability and Returns ▪ Adjusted ROAA of 0.96% 1 & Adjusted ROATCE of 13.90% 1 for 2Q23 ▪ 2Q23 NIM of 2.86% 1, up from 2.68% 1 in 2Q22 ▪ Adjusted Core Efficiency Ratio 58.6% 1 for 2Q23, down from 59.0% in 2Q22 ▪ Adjusted diluted EPS $0.52 1 for 2Q23 ($0.55 excluding net securities gains and losses1) ▪ Quarterly dividend of $0.24 (4.4% yield) 5 Disciplined Growth Strategy Driven by Regional Operating Model ▪ Organic growth across key business lines driven by regional operating model that aligns commercial, wealth and FirsTech operations ▪ Year-over-year core loan3 growth of $314 million (+4.2% YoY), principally within existing client relationships ▪ Efficient and right-sized branch network (average deposits per branch of $173 million) ▪ Leverage track record as proven successful acquirer to expand through disciplined M&A Powerful Combination of Three Business Lines Drives Strong Noninterest Income ▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income / revenue (ex-securities gains/losses)4 of 27.7% for 2Q23 ▪ Wealth management and payment technology solutions account for 65.8% of noninterest income (ex-securities gains/losses) in 2Q23 ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle 1 Non-GAAP calculation, see Appendix | 2 Estimated uninsured deposits consists of excess of accounts >$250K, less internal accounts and collateralized accounts (incl. preferred deposits) 3 Ex-PPP; Non-GAAP calculation, see Appendix | 4 Non-GAAP, revenue consists of net interest income plus noninterest income, excluding security gains and losses | 5 Based on BUSE closing stock price on 7/24/23 Investment Highlights BUILT ON A FORTRESS BALANCE SHEET Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums

9 92Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Capital ratios significantly in excess of well-capitalized minimums ▪ Total RBC of 16.6% and CET1 ratio of 12.4% at 6/30/23 1 ▪ TCE/TA ratio of 7.18% at 6/30/23 2 ▪ TBV per share of $15.25 at 6/30/23 2 Robust Capital Foundation High Quality, Resilient Loan Portfolio ▪ Diversified portfolio, conservatively underwritten with low levels of concentration ▪ Non-performing (0.13% of total assets) and classified assets (5.7% of capital3) both remain near historically low levels ▪ Classified assets reduced $22 million, or 21.2%, in 2Q23 ▪ Reserves remain above initial Day 1 CECL coverage of 1.06%: ACL/Loans: 1.17% | ACL/NPLs: 580.80% ▪ 100 / 300 Test: 38% C&D | 213% CRE ▪ Minimal office CRE located in metro central business districts; substantial majority of office properties are in suburban locations and 41% of the total office portfolio is medical office ▪ Robust holding company and bank-level liquidity ▪ Strong core deposit franchise ▪ 77.6% loan-to-deposit ratio, 97.0% core deposits2 ▪ 30.7% of total deposits are noninterest-bearing ▪ Low level of estimated uninsured deposits4 at 26% of total deposits at 6/30/23 ▪ Cash & Equivalents + Available-For-Sale Securities carrying value represents 95% of estimated uninsured deposits4 ▪ Substantial sources of available off-balance sheet contingent funding totaling $3.8 billion, representing an additional 1.4x coverage of estimated uninsured deposits4 at 6/30/23 ▪ Untapped borrowing capacity ($3.8 billion in aggregate): $1.6 billion with FHLB, $0.7 billion with FRB discount window, $0.5 billion with Unsecured Fed Funds lines, $1.0 billion brokered deposit capacity ▪ Brokered deposit market continues to remain untapped ▪ No utilization of the Fed’s Bank Term Funding Program Strong Core Deposit Franchise & Ample Liquidity 1 Capital ratios are preliminary estimates | 2 Non-GAAP calculation, see Appendix | 3 Capital calculated as Bank Tier 1 Capital + Allowance for credit losses 4 Estimated uninsured deposits consists of excess of accounts >$250K, less internal accounts and collateralized accounts (incl. preferred deposits) Fortress Balance Sheet

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 10

High Quality Loan Portfolio

Loan Portfolio Composition | 2Q23


HELOC 3%
Other 4%
Commercial & Industrial 24%
1-4 Family Residential 19%
Total Loan Portfolio:
$7.8 Billion
C&D 7%
Owner Occupied CRE 12%
Non-Owner Occupied CRE 31%

MRQ Yield on Loans
4.92%

2Q23 Net New Funding Yield
6.65%

Classified Loans / Capital [1]
5.7%

New Originations YTD

Approx. 70% of new commercial production was due to growth within existing bank relationships

New CRE-I originations had a weighted-avg LTV of 60%

June net new funding yield of 7.04%

Loan Portfolio Regional Segmentation [2]


Florida 6%
Northern 27%
Central 41%
Gateway 26%

Ex-PPP Loans Trends

LTM Core Growth [3]
+4.2%

LTM Commercial Growth [3]
+3.3%


$ in millions
$7,490
$1,884
$466
$3,228
$1,912
$7,669
$1,946
$500
$3,279
$1,944
$7,725
$1,959
$530
$3,262
$1,974
$7,783
$1,968
$554
$3,325
$1,936
$7,805
$2,012
$532
$3,362
$1,899
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
C&I
CRE
Construction
Retail Real Estate & Other

Funded Draws & Line Utilization Rate [4]


$ in millions
Line utilization has declined $166 million YTD
$2,045
$355
$1,690
53%
$2,062
$368
$1,694
52%
$2,081
$360
$1,721
53%
$1,973
$345
$1,628
51%
$1,915
$347
$1,568
49%
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
Commercial
Retail
% Utilized (total)

[1] Capital is Bank Tier 1 Capital + Allowance for credit losses | [2] Based on loan origination | [3] Busey loans ex-PPP | [4] Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 11

High Quality Loan Portfolio - CRE

Investor Owned CRE Loans by Property Type [1]

$ in thousands Property Type	6/30/23 Balances	% of Total Loans	6/30/23 Classified Balances
Apartments	$623,273	8.0 %	$458
Retail	518,935	6.6 %	5,934
Industrial/Warehouse	348,199	4.5 %	526
Traditional Office	288,196	3.7 %	778
Student Housing	268,816	3.4 %	3,897
Hotel	193,049	2.5 %	0
Senior Housing	172,820	2.2 %	2,473
Medical Office	169,969	2.2 %	0
LAD	151,714	1.9 %	0
Specialty	104,626	1.3 %	141
Nursing Homes	27,652	0.4 %	3,023
Restaurant	23,700	0.3 %	79
Health Care	20,000	0.3 %	0
1-4 Family	19,938	0.3 %	0
Continuing Care Facilities	13,947	0.2 %	0
Other	775	0.0 %	0
Grand Total	**$2,945,609**	**37.7 %**	**$17,309**

Investor Owned CRE Portfolio [1] (CRE-I)

- Only 0.6% of total CRE-I loans are classified
  - Payoff of $11 million of classified nursing home balances during 2Q23
- Low levels of concentrated exposure - continue to actively monitor CRE-I concentrations vs. internally-defined appetite thresholds
  - 100/300 Test: 38% C&D | 213% CRE-I
- Apartments & Student Housing represents 30% of CRE-I
  - 60% WAvg LTV & 58% long-term customers (4+ years)

[1] Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	6/30/23 Balances	% of Total Loans	6/30/23 Classified Balances
Industrial/Warehouse	$367,029	4.7 %	$5,609
Specialty	234,908	3.0 %	1,455
Traditional Office	114,842	1.5 %	453
Medical Office	106,658	1.4 %	0
Retail	59,516	0.8 %	1,570
Restaurant	45,178	0.6 %	51
Nursing Homes	1,416	0.0 %	0
Health Care	843	0.0 %	0
Hotel	606	0.0 %	0
Apartments	395	0.0 %	0
Other	258	0.0 %	0
Student Housing	101	0.0 %	0
Grand Total	**$931,750**	**11.9 %**	**$9,138**

Owned Occupied (OOCRE) Portfolio

- Only 1.0% of total OOCRE loans are classified
- OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR
- OOCRE have lower risk profiles as they are underwritten to the primary occupying business and are not as exposed to lease turnover risks
- Industrial/Warehouse properties are the largest OOCRE segment, comprising 39% of the OOCRE portfolio while only 4.7% of total loans

12 122Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Weighted Average DSCR: Weighted Average Debt Yield: WAvg 1-Year Lease Rollover: WAvg 2-Year Lease Rollover: Top Ten Largest Office Loans 1.56 10.3% 8.3% 8.7% Downtown St. Louis 5 Properties with $10.2 million in balances Limited Metro Central Business District Exposure Downtown Chicago No outstanding Office CRE-I in Downtown Chicago Downtown Indy 1 Property with $0.3 million in balances All data as of 6/30/23 $ in thousands Metric Traditional Office Medical Office Top Ten Largest Office Loans CBD Office Exposure Total Balances $288,196 $169,969 $124,697 $10,503 % of CRE-I Portfolio 9.8% 5.8% 4.2% 0.4% % of Office CRE-I Portfolio 62.9% 37.1% 27.2% 2.3% # of Loans 221 78 10 6 Average Loan Size $1,304 $2,179 $12,470 $1,751 Total Classified Balances $778 $0 $0 $0 Weighted Avg Current LTV 57% 65% 66% 43% Office Investor Owned CRE Portfolio

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 13

Top Tier Core Deposit Franchise

Deposit Portfolio Composition | 2Q23


Int DDA 26%
Total Deposits: $10.1 Billion
Non-Int DDA 31%
Savings & MMDA 28%
CD < 250k 13%
CD > 250k 2%

Core Deposits
97%

MRQ Avg Cost of Total Deposits
1.09%

MRQ Avg Cost of Non-Time Deposits
0.81%

Avg Deposits per Branch
$173 million

Avg Non Maturity Acct Balance at 6/30/23
$34 thousand

Core Deposits [2] / Total Deposits

$ in millions


$10,474
$10,381
$10,468
$10,225
$9,760
$9,587
$10,451
$10,277
$10,496
$9,950
$9,594
$9,759
98.7%
98.9%
99.0%
98.8%
97.9%
97.0%
2022 Q1
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
Core Deposits
Avg Core Deposits
Core/Total Deposits

Total Deposits & Loan-to-Deposit Ratio

$ in millions


$10,592
$10,397
$10,601
$10,071
$9,801
$10,063
$10,617
$10,506
$10,577
$10,338
$9,910
$9,852
68.7%
72.1%
72.4%
76.7%
79.4%
77.6%
2022 Q1
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
Retail
Commercial
Public
Other [1]
Avg Deposits
LDR

2Q23 Deposit Flows

- Following the recent industry turmoil, we observed positive inflows into retail deposit accounts along with net outflows in commercial deposit accounts, principally to meet working capital needs in the ordinary course of business
- Public deposits were up $271 million, demonstrating typical seasonality with balances historically peaking mid-year
- Experienced net deposit outflows into Busey Wealth Management as we continue to adapt to client needs while keeping clients in the Busey ecosystem
- Seeing beginning of rotation from non-interest bearing (down $87 million QoQ) into interest-bearing nonmaturity accounts (up $26 million QoQ)
- Time deposit campaigns generated significant production, with a $323 million increase in balances during the quarter. New production in 2Q23 had a weighted average term of 10.7 months at a rate of 4.25%
- At 6/30/23, our spot deposit cost was 0.90% for non-maturity deposits and 1.24% for total deposits

[1] Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs | [2] Non-GAAP calculation, see Appendix

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 14

Granular, Stable Deposit Base

Long-lasting Deposit Relationships that are very granular

As of 6/30/23	**Retail**	**Commercial**
Number of Accounts	255,000+	33,000+
Avg Balance per Account	$21 thousand	$101 thousand
Avg Customer Tenure	16.3 years	12.2 years

Deposit Flows by Type

Since 3/31/23, total deposits up

+$262 million, or +2.7%

- Majority of Commercial transactions after March 8 suggestive of regular course of business[4]


$5,313 $5,216 $5,313 $5,312
$3,627 $3,570 $3,438 $3,399
$901 $826 $794 $1,065
$230 $212 $256 $287
Retail
Commercial
Public
Other⁵
12/31/2022
3/8/2023
3/31/2023
6/30/2023

Customers with Account Balances totaling $250K+

	2023 Q2
Number of customers	5,319
Median account balance	$402 thousand
Median customer tenure	13.6 years

	2023 Q2
Est. Uninsured Deposits[1]	$2.6 billion
Est. Uninsured[1] / Total Deposits	26%

Percentage of Est. Uninsured Deposits [2] / Total Deposits vs. Peer Group [3]


BUSE
26%

Percentage of Cash + AFS / Est. Uninsured Deposits [2] vs. Peer Group [3]


BUSE
95%

[1] Estimated uninsured deposits consists of excess of accounts >$250K, less internal accounts and collateralized accounts (incl. preferred deposits) | [2] Data per most recent publicly available as of 7/21/23
[3] Selected peers based in BUSE's current operating regions include: WTFC, ONB, ASB, CBSH, SFNC, HTLF, FRME, FFBC, EFSC, SBCF, SRCE, HBNC, MSBI, SYBT, BY, FMBH, MOFG, LKFN, OSBC
[4] Reviewed all wires, and ACH transactions of $100K+ utilizing NACHA-required transaction description details | [5] Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs

15 152Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Quarterly effective fed funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted | 2 Deposit betas are calculated based on an average fed funds target rate of 0.92% during 2Q22, 2.35% (3Q22), 3.82% (4Q22), 4.69% (1Q23), and 5.16% (2Q23). BUSE Cost of Deposits Effective Fed Funds Rate (Quarter Average) 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% C os t of D ep os it s (b p s) 93 92 233 127 81 Retail Commercial Public All IB Non-Maturity All Non-Time Deposits 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 — 20 40 60 80 100 120 140 160 180 200 220 240 2% 5% 10% 16% 24% -2% 3% 10% 17% 29% -1% 2% 6% 12% 20% IB Non-Maturity All IB Deposits Total Deposits 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 Retail -5% -1% +1% +6% +16% Commercial -1% +2% +7% +12% +18% Public +6% +14% +27% +33% +46% IB Non- Maturity +2% +5% +10% +16% +24% All IB Deposits -2% +3% +10% +17% +29% Total Deposits -1% +2% +6% +12% +20% Historical Cost of Deposits, 2015 - 2Q23 1 Cumulative Deposit Betas 2 for Tightening Cycle-to-Date Quarterly Average Cost of Deposits Deposit Cost Trends IB Non-Maturity 0.08% 0.17% 0.44% 0.78% 1.27% Non-Time Deposits 0.05% 0.11% 0.28% 0.49% 0.81% Total Deposits 0.08% 0.13% 0.32% 0.60% 1.09% -2% 0% +6% +28% +108% +1% +3% +14% +36% +67% +6% +17% +46% +62% +160% +3% +6% +18% +40% +102% Retail Commercial Public All IB Non-Maturity 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 16

Diversified and Significant Sources of Fee Income

- Noninterest income represented 27.7% of revenue (ex-securities gains/losses) in 2Q23
- Key businesses of wealth management and payment technology solutions contributed 65.8% of noninterest income (ex-securities gains/losses) in 2Q23
- YoY decline in noninterest income primarily attributable to lower customer services fees due to Durbin Amendment impact that began 7/1/22
  - Excluding Durbin Amendment impact, 2Q23 fees for customer services are up +0.8% YoY

Noninterest Income / Total Revenue [1]


$ in millions
$106.9
$75.9
29.0%
$31.0
2022 Q2
$117.2
$86.3
26.4%
$30.9
2022 Q3
$120.2
$91.1
24.2%
$29.1
2022 Q4
$117.7
$85.9
27.1%
$31.8
2023 Q1
$106.7
$78.7
26.3%
$28.0
2023 Q2
Noninterest Income
Net Interest Income
Nonint. Inc. / Total Revenue

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2022 Q2	2023 Q2	YoY Change
Wealth Management Fees	$14,135	$14,562	+3 %
Fees for Customer Services	9,588	7,239	-24 %
Payment Technology Solutions	4,888	5,231	+7 %
Mortgage Revenue	284	272	-4 %
Income on Bank Owned Life Insurance	874	1,029	+18 %
Other Noninterest Income	2,964	1,738	-41 %
Noninterest Income (ex-securities gains/losses)	**$32,733**	**$30,071**	**-8%**
Net Securities Gains (Losses)	(1,714)	(2,059)	+20 %
Total Noninterest Income	**$31,019**	**$28,012**	**-10%**


Wealth Mgmt Fees 48%
Noninterest Income
(ex-securities gains/losses)
$30.1 Million
Payment Tech 17%
Customer Service Fees 24%
Mortgage Rev. 1%
BOLI 3%
Other Nonint. Inc. 6%

[1] Includes net security gains and losses

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 17

Wealth Management

- Assets Under Care (AUC) of $11.5 billion, a QoQ increase of $270 million
- Wealth revenue[1] of $14.7 million, a YoY increase of 4.1% and pre-tax net income of $6.5 million, a YoY decrease of 0.9%
- Pre-tax profit margin of 44.1% in 2Q23 and 41.1% over the last twelve months
- Our fully internalized investment team continues to produce excellent returns, outperforming benchmarks over multiple measurement periods
    - The team's blended portfolio has outperformed the blended benchmark[2] over the last 12 months, over the last 3 years, and over the last 5 years
- Rate environment attracting more fixed income assets – our fixed income management capabilities are very deep and a real differentiator
    - Bank + Wealth partnership allows us to better keep customer funds inside our overall ecosystem depending on client needs
- Continued overall rotation from low-fee customer exits to acquiring new higher-fee customers
- Recently completed fee structure initiatives positively impacting revenue at approximately $2.3 - $2.5 million annually

Assets Under Care


$ in millions
$11,454
$10,749
$11,062
$11,208
$11,478
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2

Wealth - Revenue and Pre-tax Income [1]


$ in millions
46.3%
$14.1
$6.5
$12.5
38.6%
$4.8
$13.0
38.2%
$5.0
$14.9
42.8%
$6.4
$14.7
44.1%
$6.5
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2

[1] Wealth Management segment | [2] Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index

18 182Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ LTM revenue of $22.3 million, an increase of 7% over the prior twelve-month period ▪ Key competencies of electronic payments and merchant services have been the primary drivers of growth YTD ▪ Pipeline continues to build – regularly track progress to adapt go-to-market sales strategies ▪ The value of customized payments-enabled software platforms from an ODFI-sponsored company resonates with potential customers ▪ Average revenue per processing day increased to $89.1 thousand in 2Q23, a YoY increase of 6% 1 Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations Revenue Growth 1 $22.3 million LTM 6/30/23 +7.3%$20.8 million LTM 6/30/22Transactions processed in last twelve months 39 million $12 billion Payments processed in last twelve months Average Revenue Per Processing Day Trend $61.8K $65.8K $67.1K $79.6K $75.0K $78.5K $78.2K $87.5K $84.0K $87.2K $88.3K $91.5K $89.1K 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 +11% 3-Year CAGR FirsTech

19 192Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $76.5 $86.8 $91.7 $86.4 $79.2 $75.3 $85.9 $91.2 $86.0 $78.8 $0.6 $0.8 $0.5 $0.4 $0.4 $0.6 $0.1 Net Interest Income Accretion PPP Income (net fees + coupon) 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2.91% 3.31% 3.76% 4.05% 4.23% 0.24% 0.32% 0.53% 0.94% 1.42% 2.68% 3.00% 3.24% 3.13% 2.86% 0.02% 0.03% 0.02% 0.01% 0.02% 2.66% 2.99% Earning Assets Cost of Funds NIM Accretion Ex-PPP NIM ² 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 +3.13% +0.18% -0.43% -0.03% +0.02% -0.01% +2.86% 1Q23 NIM Loan Rate/ Volume Deposit Funding Costs Borrowing Costs Securities Yield Cash Flow Hedges 2Q23 NIM 1 Tax-equivalent adjusted amounts; Non-GAAP, see Appendix | 2 Non-GAAP; Ex-PPP NIM removes the balance of PPP loans and associated income as well as the equivalent amount of self-funding noninterest-bearing deposits $ in millions Yields on new loan volume were 36 bps higher than in 1Q23, while net new funding yields (inclusive of line utilization changes) were 1 bp higher Impact from rate pressure on company debt Increasing rate pressure on interest-bearing deposits as the tightening cycle advances and betas accelerate Increases in the securities portfolio yield Net impact of Prime Loan & TruPs Swap NIM up 18 bps vs. 2Q22 Net Interest Margin Bridge - Factors contributing to 27 bps NIM compression during quarter Net Interest Margin Trend 1Net Interest Income Trend 1 Net Interest Margin 1

20 202Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Non-GAAP, see Appendix; adjusted core expenses exclude amortization of intangible assets, provision for unfunded commitments, acquisition/restructuring related charges, and NMTC amortization ▪ Adjusted core expenses1 of $64.0 million in 2Q23, down from $64.4 million in 2Q22 ▪ Continue to be mindful and diligent on expenses, restricting new hires by targeting critical replacements; focusing on harvesting investments made over the last several quarters ▪ YoY adjusted core expense decrease in part attributable to lower business development & marketing expenses, partially offset by increased FDIC insurance costs ▪ Over the prior 2+ years, we have been purposeful in our efforts to rationalize our expense base, including: ▪ During 4Q22, implemented a targeted restructuring & efficiency optimization plan (projected to generate annual salary & benefits savings of $4.0 to $4.1 million) ▪ Reduced branch count from 87 (proforma for Glenview State Bank) to 58, while increasing average deposits per branch from $113 million at 9/30/20 to $173 million at 6/30/23 ▪ $7.5 million of average earning assets per employee for 2Q23 Full-Time Equivalents (FTE) 60.6 57.6 58.8 56.9 60.960.3 56.8 56.8 56.9 60.9 59.0 55.7 55.8 55.6 58.6 Reported Efficiency Ratio Adjusted Efficiency Ratio Adj. Core Efficiency Ratio 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 $69.1 $70.7 $73.7 $70.4 $69.2 59.0% 55.7% 55.8% 55.6% 58.6% Expenses ex-Acq. Acq./Restructuring Exp. Adj. Core Efficiency Ratio¹ 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 $ in millions 1,531 1,346 1,463 1,497 1,477 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q2 Noninterest Exp. $69.1 $70.7 $73.7 $70.4 $69.2 Unfunded Provision -$0.3 -$0.3 -$0.5 -$0.6 $0.3 Acq./Restructuring Exp. $0.3 $1.0 $2.4 $0.0 $0.0 Intangible Amort. $3.0 $2.9 $2.8 $2.7 $2.7 NMTC Amort. $1.7 $1.7 $1.7 $2.2 $2.3 Adj. Core Exp.(1) $64.4 $65.6 $67.2 $66.1 $64.0 Noninterest Expense Focused Control on Expenses

21 212Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Tangible Common Equity 1 & CET1 Ratios 2 1 Non-GAAP calculation, see Appendix | 2 2Q23 capital ratios are preliminary estimates $802 $749 $791 $845 $851 6.7% 6.2% 6.6% 7.1% 7.2% 11.8% 11.8% 12.0% 12.2% 12.4% TCE TCE Ratio CET1 Ratio 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 $1,453 $1,431 $1,458 $1,487 $1,507 $876 $896 $904 $907 $910 $577 $535 $554 $580 $597 16.6% 16.0% 16.1% 16.4% 16.6% 10.0% Well Cap Min Excess over Min Total Capital Ratio Min Ratio 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 $1,105 $1,130 $1,156 $1,178 $1,198 9.0% 9.1% 9.5% 9.7% 9.9% 4.0% Tier 1 Capital Leverage Ratio Min Ratio 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.4% 13.2% 16.6 % Minimum Well Capitalized Ratio 6.5% 8.0% 10.0 % Amount of Capital $1,124 $1,198 $1,507 Well Capitalized Minimum $592 $728 $910 Excess over Well Capitalized Minimum $532 $470 $597 $ in millions $ in millions $ in millions Robust Capital Foundation Total Capital Ratio 2 Leverage Ratio 2 Consolidated Capital as of 6/30/23 2

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 22

Pristine Credit Quality

- Conservative underwriting leads to pristine credit quality
  - CRE factors of DSCR, Debt Yield, & LTV stressed for effective gross income decline and interest & cap rate stress
  - C&I factors including core, operating, traditional cash flows, working capital, and leverage ratios that each are stressed for rate hikes, historical revenue volatility, and a rigorous breakeven analysis
- Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- Company-wide attention to changing economic environment and potential impact on credit
- Non-performing asset, classified asset, and net charge-off ratios remain near historically low levels
- LTM net charge-offs total $1.9 million, which equates to 0.03% of LTM average loans[1]

NPAs/ Assets


$ in millions
Assets
% NPAs/Assets
$9,696
0.34%
$10,544
0.27%
$12,860
0.17%
$12,337
0.13%
$12,209
0.13%

	2019 YE	2020 YE	2021 YE	2022 YE	2023 Q2
NPAs ($)	$32.6	$28.9	$21.3	$16.6	$15.8

Classifieds / Capital [2]


$ in millions
Bank Tier 1 Capital + ALLL
Classified/Capital
$1,099
9.7%
$1,155
8.5%
$1,329
6.9%
$1,398
7.7%
$1,430
5.7%

	2019 YE	2020 YE	2021 YE	2022 YE	2023 Q2
Classified Assets ($)	$106.9	$97.8	$91.8	$107.1	$81.9

NCOs / Average Loans


$ in millions
Avg Loans
Annualized NCOs/Avg Loans
$6,470
0.11%
$7,007
0.12%
$6,970
0.03%
$7,446
0.01%
$7,756
0.04%

	2019 YE	2020 YE	2021 YE	2022 YE	2023 Q2
NCOs ($) Annualized	$7.3	$8.3	$2.2	$0.9	$2.9

[1] LTM average loans was calculated as the average of the ending portfolio loans balances over the most recent four quarters | [2] Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses

23 232Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $6,687 $6,368 $7,114 $7,725 $7,805 0.80% 1.59% 1.24% 1.19% 1.17% Ex-PPP Loans Allowance/Ex-PPP Loans 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q2 $29,507 $24,301 $16,852 $15,740 $15,778 182% 416% 522% 582% 581% NPLs Allowance/NPLs 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q2 $32,564 $28,872 $21,268 $16,590 $15,846 165% 350% 413% 552% 578% NPAs Allowance/NPAs 2019 YE 2020 YE 2021 YE 2022 YE 2023 Q2 ▪ Reserve to loans of 1.17% (ex-PPP) ▪ Day 1 CECL coverage was 1.06% ▪ Non-performing loan balances increased by $0.6 million QoQ while OREO balances declined by $0.7 million QoQ ▪ Total NPAs declined by $0.1 million QoQ to $15.8 million ▪ Reserves to NPLs now equal to 581% Reserves Supports Credit & Growth Profile Allowance / Loans (ex-PPP) Allowance / NPLs Allowance / NPAs $ in millions $ in thousands$ in thousands

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 24

Balanced, Low-Risk, Short Duration Investment Portfolio

Investment Portfolio Composition | 2Q23


CMOs
31%
Municipals
8%
U.S. Treasuries & Agencies
2%
Corporate
7%
CLOs
14%
Commercial MBS
17%
Residential MBS
21%
Total Securities (Amortized Cost):
$3.5
Billion

AFS % of Amortized Cost
74%

HTM % of Amortized Cost
26%

- All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency
- 91% of Municipal holdings rated AA or better and 8% rated A
- 100% of Corporate holdings are investment grade
- Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA

- BUSE carried $894 million in held-to-maturity (HTM) securities as of 6/30/23
  - Transferred a portion of the portfolio comprised of Agency RMBS & CMBS from available-for-sale (AFS) to HTM during 1Q22
- The duration of the securities portfolio including HTM is 4.2 years and our fair value duration, which excludes the HTM portfolio, is 3.8 years
- After-tax net AFS unrealized loss position of $212 million
- Projected AOCI burn down for the remainder of 2023 is $31 million (12% of total AOCI at 6/30/23) and is $54 million (21% of total) for 2024
- Carrying value of investment portfolio is 26% of total assets
- Projected remaining 2023 roll off cash flow (based on static rates) of $187 million at ~1.70% yield
- Over the last four quarters the investment portfolio's amortized cost has decreased by $457 million as balance sheet rotation into loans continues

Securities Portfolio - Amortized Cost vs. TE Yield

$ in millions


$3,941
$953
$2,988
1.92%
$3,824
$936
$2,888
2.13%
$3,702
$918
$2,784
2.34%
$3,582
$908
$2,674
2.48%
$3,484
$894
$2,590
2.60%
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2
Amortized Cost AFS
Amortized Cost HTM
Tax Equivalent Yield

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 25

Actively Managing Asset-Sensitive Balance Sheet

- Balance sheet remains asset-sensitive, progressing towards becoming more rate neutral
  - A +100 bps rate shock for Year 1 is up to +2.2% from +2.1% in 1Q23
  - A -100 bps rate shock for Year 1 is -2.6%; up from -2.9% in 1Q23
- Continue to evaluate off-balance sheet hedging strategies as well as embedding rate protection in our asset originations to provide stabilization to net interest income in lower rate environments
- Vigilant focus on pricing discipline for both loans and deposit
  - 6% of deposits are indexed/floating rate
  - 38% of loan portfolio reprices in less than one year

Repricing / Maturity Structures of Portfolio Loans


Within 1 Year 38%
1-2 Years 7%
2-3 Years 8%
3-5 Years 20%
5+ Years 27%

Annual % Change in Net Interest Income under Shock Scenarios

Rate Shock	Year 1	Year 2
+200 bps	+4.4%	+5.1%
+100 bps	+2.2%	+2.5%
-100 bps	-2.6%	-3.5%
-200 bps	-5.1%	-7.0%

Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts

Deposit Betas [1] in last Tightening Cycle vs. Current ALCO Model Forecast


ALCO Model Forecast - Peak NM Deposits Beta, 36%
ALCO Model Forecast - Peak Total Deposits Beta, 32%
21%
26%
24%
20%
3Q15 - 2Q19 (+225 bps move in FF)
1Q22 - 1Q23 (+500 bps move in FF)
IB Non-Maturity Beta
Total Deposit Beta

- Peak IB NM deposit beta increased from 31% to 36% and peak total deposit beta increased from 27% to 32%
- Increase in estimated betas driven by change in deposit mix
- Peak beta expected to occur in mid-2024

[1] Deposit betas are calculated based on an average fed funds target rate of 5.16% during 2Q23

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 26

2Q23 Earnings Review

Net Interest Income	▪ Net interest income was $78.7 million in 2Q23 vs. $85.9 million in 1Q23 and $75.9 million in 2Q22 ▪ Net interest margin[1] was 2.86% in 2Q23, a decrease of 27 bps vs. 3.13% in 1Q23 ▪ The primary factor contributing to the quarter's NIM compression was increased funding costs on interest-bearing deposits (43 bps decrease), offset partially by the growth of the loan portfolio combined with higher new volume rates & repricing rates (18 bps increase)
Noninterest Income	▪ Noninterest income (ex-securities gains/losses)[1] of $30 million in 2Q23, representing 28% of revenue ▪ Wealth management fees of $14.6 million in 2Q23, down from $14.8 million in 1Q23 but +3% YoY ▪ Payment tech solutions revenue of $5.2 million in 2Q23, down from $5.3 million in 1Q23 but +7% YoY ▪ Fees for customer services of $7.2 million in 2Q23, up from $6.8 million in 1Q23 and down 24% YoY, attributable to impact from Durbin Amendment ($2.4 million impact in 2Q23)
Noninterest Expense	▪ Adjusted noninterest expense[1] (ex-amortization of intangibles, one-time acquisition and restructuring related items) of $66.5 million in 2Q23, resulting in a 60.9% adjusted efficiency ratio[1] ▪ Adjusted core expense[1] of $64.0 million (ex-amortization of intangible assets, one-time items, unfunded commitment provision, and NMTC amortization) in 2Q23, equating to 58.6% adjusted core efficiency ratio[1]
Provision	▪ $0.6 million loan loss provision expense ▪ $0.3 million provision for unfunded commitments (captured in other noninterest expense) ▪ Net charge offs of $0.7 million in 2Q23
Taxes	▪ 2Q23 effective tax rate of 20.3%
Earnings	▪ Adjusted net income of $29.4 million or $0.52 per diluted share[1] ($31.0 million and $0.55 per share excluding net securities gains and losses[1]) ▪ Adjusted pre-provision net revenue of $42.1 million (1.38% PPNR ROAA) in 2Q23 [1] ▪ 0.96% Adjusted ROAA and 13.90% Adjusted ROATCE in 2Q23 [1]

[1] Non-GAAP, see Appendix

27 272Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $41.3 $48.8 $50.0 $49.5 $42.1 1.33% 1.54% 1.61% 1.64% 1.38% Adj. PPNR Adj. PPNR / Avg Assets 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 14.6% 17.8% 19.0% 18.5% 13.9% 0.97% 1.15% 1.17% 1.22% 0.96% Adj. ROATCE Adj. ROAA 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 $30.1 $36.4 $36.3 $36.8 $29.4 $0.54 $0.65 $0.65 $0.65 $0.52 Adj. Net Income Adj. EPS 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 1 Non-GAAP calculation, see Appendix | 2 Per FRED, Federal Reserve Bank of St. Louis Earnings Performance Adjusted Net Income & Earnings Per Share 1 Adjusted ROAA & Adjusted ROATCE 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 Historical Key Rates 2 $ in millions $ in millions 1.50% 2.98% 4.30% 4.87% 5.09% 2.92% 4.22% 4.41% 4.06% 4.87% 3.01% 4.06% 3.99% 3.60% 4.13% 2.98% 3.83% 3.88% 3.48% 3.81% SOFR 2-yr UST 5-yr UST 10-Yr UST 6/30/22 9/30/22 12/31/22 3/31/23 6/30/23

Appendix

29 292Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO. Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives. Before joining Busey, Mr. Elliott worked for Ernst & Young. Has served as President & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007. His 40 years of diverse financial services experience and extensive board involvement brings a conservative operating philosophy and a management style that focuses on Busey’s associates, customers, communities and shareholders. Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: corporate strategy, marketing & communications, community relations, human resources, as well as M&A integration and other key projects and strategic initiatives. Prior to joining Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph Chief of Staff & EVP of Pillar Relations Joined Busey in 1984, serving in the role of Vice Chairman of Credit, Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named President of Credit and Bank Administration in 2022, he served as Co-Chief Banking Officer for two years. Mr. Jorstad has also held the role of Regional President for Commercial Banking – overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. Chip Jorstad EVP & President of Credit and Bank Administration Joined Busey in 2021 where he focuses on developing strategic growth opportunities and product development with an emphasis on well-capitalized banking. Prior to Busey, Mr. Mayberry was with PNC, serving as EVP & Director of Strategy and Planning for the Commercial Bank. With over 30 years of financial and commercial banking experience, he previously served as the Midwest Business Banking Regional Executive and National Sales Leader of Treasury Services for JPMorgan Chase. Willie B. Mayberry EVP & President of Regional Banking Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. Previously, he served as Vice President of Sales Operations for Fisher Investments in Woodside, California. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey. Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. Jeffrey D. Jones EVP & CFO Joined Busey in June 2022 to lead the Consumer, Community, Mortgage and Digital Banking teams. Mr. Sheils’ nearly 25 years of banking experience includes serving as the Head of Retail Banking at MB Financial. Prior to his shift to retail, he led teams in Commercial Banking at MB Financial and at LaSalle Bank. Mr. Sheils brings seasoned expertise in consumer and small business strategy, call center management, retail operations, deposit and income growth, product development and enhancing digital options. Joseph A. Sheils EVP & President of Consumer and Digital Banking Van A. Dukeman Chairman, President & CEO, First Busey Corp. Experienced Management Team Robin N. Elliott President & CEO, Busey Bank | CEO, FirsTech Robert F. Plecki, Jr. EVP & Vice Chairman of Credit

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 30

High Quality Loan Portfolio: C&I

- 24.3% of total loan portfolio (ex-PPP loans)
- All C&I loans are underwritten to 1.20x FCCR requirement and RLOCs greater than $1 million require a monthly borrowing base
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 16% of C&I loans, or 4% of total loans
- Only 2.6% of C&I loans are classified
  - Majority of manufacturing classified balances are comprised of two credits ($26 million outstanding) that were downgraded from special mention to classified during 2Q22 & 4Q22
  - Health Care & Social Assistance classified balances declined by $9.5 million during 2Q23 due to payoff of nursing home credit

Total C&I Loans Trend [1]


$1,912
$1,944
$1,974
$1,936
1,899
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2

C&I Loans by Sector

$ in thousands NAICS Sector	6/30/23 Balances (ex-PPP)	% of Total Loans	6/30/23 Classified Balances
Manufacturing	$297,391	3.8 %	$30,629
Finance and Insurance	224,801	2.9 %	0
Wholesale Trade	210,157	2.7 %	247
Construction	187,415	2.4 %	929
Real Estate Rental & Leasing	174,136	2.2 %	2,130
Educational Services	137,492	1.8 %	92
Transportation	102,617	1.3 %	0
Health Care and Social Assistance	93,313	1.2 %	5,683
Ag, Forestry, Fishing, Hunting	87,747	1.1 %	1,360
Food Services and Drinking Places	75,331	1.0 %	7
Other Services (except Public Admin.)	68,763	0.9 %	118
Public Administration	63,152	0.8 %	0
Arts, Entertainment, and Recreation	55,759	0.7 %	217
Retail Trade	47,157	0.6 %	2,966
Professional, Scientific, & Tech. Svcs.	38,401	0.5 %	2,850
Administrative & Support Services	16,108	0.2 %	302
Mining, Quarrying, Oil & Gas Extract.	7,059	0.1 %	0
Waste Management Services	7,039	0.1 %	1,445
Information	3,053	0.0 %	0
Utilities	1,129	0.0 %	0
Management of Cos. & Enterprises	1,125	0.0 %	0
Grand Total	**$1,899,145**	**24.3 %**	**$48,975**

[1] Ex-PPP loan totals include purchase accounting, FASB, overdrafts, etc.

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 31

Fully Integrated Wealth Platform

As of 6/30/23

Busey WEALTH® MANAGEMENT

Busey Wealth Management	**$11.5 Billion** *Assets Under Care*	**$55.1 Million** *LTM Revenue*	**44.1%** *PT Margin MRQ*

3
Core Principles

I. Client-Focused Strategy
Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth

II. Team-Based Approach
Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients

III. Comprehensive Wealth Management
Fully internalized investment office and an investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health

7
Distinct Teams for preserving & growing wealth

FINANCIAL PLANNING
- Retirement planning
- Investment planning
- Tax planning
- Life insurance & LT care
- Executive stock option strategies

PRIVATE CLIENT
- Concierge banking with one point of contact
- Complete and simplified coordination of all banking needs

FIDUCIARY ADMINISTRATION
- Personal trust services - trustee, executor, post-mortem administration
- Estate plan reviews
- Philanthropic advisory services

FOUNDATIONS & ENDOWMENTS
- Specialized strategies & services
- In-house investment management


CLIENT

INVESTMENT MANAGEMENT
- Portfolio construction & management
- Enhanced asset allocation strategies
- Goal based asset allocation
- Tax efficient strategies
- Distribution planning
- Open architecture platform
- Dedicated in-house investment team

CORPORATE RETIREMENT PLANS
- Retirement Plan advisory services
- 401K management

TAX PLANNING & PREPARATION
- Deduction maximization
- Capital event planning
- Tax-advantaged savings and investment strategies
- Tax return preparation

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 32

Continued Investment in Technology Enterprise-Wide

LTM Tech Investment Highlights

Investment Legend
- Enhanced Customer Experience
- Scale & Efficiency Upgrades

2022 Q3
- Upgraded treasury management solution for more robust customer functionality & more detailed internal reporting
- Launched new IT security operations partnership that enhanced 24x7x365 support for monitoring of security alerts & events, incident response & remediation

Q4
- Debuted an incentivized program that allows associates to "pitch" their ideas for efficiency improvements to Busey leaders, who will select winning applicants each quarter
- Implemented software & hardware management databases, enhancing monitoring of assets & licenses and automating ongoing maintenance & ordering

2023

Q1
- Migrated all telephony infrastructure to the cloud, enhancing video & audio quality and reducing telecom expenses & the amount of internal hardware/resources needed to support our telephony system
- Completed final phase of disaster recovery environment migration to the cloud

Q2
- Implemented automated doc, imaging, & indexing solution that further reduces reliance on manual intervention for organizing documents
- Completed Phase 1 enhancements for nCino platform optimization, continually improving our commercial lending and treasury management processes
- Launched "always on" VPN for associates, streamlining computer remote worker onboarding and software update processes enterprise-wide

Future 2023 Projects
- Launch an omnichannel deposit account opening solution that will allow customers to open accounts online or in person at a branch – the solution will be easy to use and provide a seamless experience for customers, regardless of how they choose to open an account
- Implement a virtual service agent to expand self-service opportunities and improve chat capabilities for retail customer care
- Introduce advanced reporting and analytics that will empower our business lines to offer better solutions by providing associates with enhanced knowledge of their customers' behaviors

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 33

Digital Banking Adoption

Mobile engagement of customers continues growth trajectory as online banking reaches maturity stage

Consumer Monthly Active Users [1]

Mobile MAU


84,007
85,481
86,762
88,358
88,862
+6%
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2

Online Banking MAU


109,748
108,834
110,689
112,230
111,486
+2%
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2

Commercial Quarterly Active Users [2]

Mobile QAU


564
581
618
671
714
+27%
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2

Online Banking QAU


2,503
2,512
2,526
2,538
2,508
—%
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2

Customer base increasingly relying on self-service features

Consumer Mobile & Online Transaction Activity (counts, actual)

Total Consumer


1,065,425
1,082,055
1,048,859
1,061,547
1,096,214
+3%
2022 Q2
2022 Q3
2022 Q4
2023 Q1
2023 Q2

Total Consumer Mobile & Online activity includes remote deposits, transfers, bill pay, and Zelle transactions

Interactive Voice Response Activity

483 thousand

total IVR calls over the last 12 months, handling a wide array of customer inquires immediately & efficiently

Mortgage eClosings

61%

of mortgage closings completed via eClose since launch of offering in 2Q22 - eClosings greatly enhance CX, reducing avg closing time to 10 minutes vs. 1 hour

[1] Customer has logged in at least once in the 30 days preceding period-end | [2] Customer has logged in at least once in the 90 days preceding period-end

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 34

Busey Impact: ESG and Corporate Responsibility

Building on 155 Years of Civic Engagement, Corporate Responsibility and Positive Impacts

With a strong and unwavering commitment to our **Pillars**—associates, customers, shareholders and communities—First Busey is committed to strong ethics and governance, social responsibility and environmental sustainability.

***2Q23 Featured Impact* | MyCOMMUNITY Home Loan Program Reaches $100 Million Milestone:** Busey is committed to assisting individuals who may not qualify for traditional banking products, but still dream of owning a home. The Busey Bank MyCOMMUNITY Home Loan Program is proud to have provided over $100 million in home loan funding for over 800 families as of June 30, 2023 through our Community Banking team.

Commitment to our Planet

- Providing over $25 million in green financing since 2021, including energy efficiency improvements, historic preservation and commercial solar development.
- Through its robust Corporate Sustainability Program, between 2021 and 2022 First Busey recycled over 16,000 pounds of waste and conserved over 60,000 gallons of water.
- First Busey participated in several climate change initiatives, including installing solar panel systems at 11 First Busey facilities, avoiding over 800 tons of carbon emissions over the past decade.

Commitment to our People

- Through many philanthropic efforts, including many associate-driven initiatives, annual charitable donations total over $1.6 million.
- In 2021 and 2022, associates generously gave over 25,000 hours of their time to hundreds of causes.
- First Busey boasts a high level of associate engagement, scoring a 4.28 (out of 5) in 2022 based on 12 critical measures of engagement.
- First Busey launched the Busey Bank Bridge in 2022, a community collective in Peoria, IL, offering fundamental access to economic opportunity for all individuals and small businesses.

Commitment to Strong Governance

- Leadership at the Board and Executive level includes a team of diverse backgrounds. Women comprise one-third of the executive team.
- Executives, Directors and Officers are expected to follow a stringent code of ethics.
- Leadership prioritizes strong corporate governance, employing processes, policies, and customs that exceed industry metrics on risk management, data security and more.
- First Busey boasts over 7% of First Busey common stock beneficially owned by directors and insiders.

**Further information on all cited metrics can be found in the 2022 Busey Impact Report*

To view the full 2022 Busey Impact Report, visit busey.com/impact

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 35

Non-GAAP Financial Information

Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets

(dollars in thousands)

		Three Months Ended			Six Months Ended	
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
PRE-PROVISION NET REVENUE						
Net interest income		$ 78,670	$ 85,857	$ 75,928	$ 164,527	$ 145,984
Total noninterest income		28,012	31,848	31,019	59,860	66,791
Net security (gains) losses		2,059	616	1,714	2,675	2,328
Total noninterest expense		(69,205)	(70,403)	(69,092)	(139,608)	(139,468)
Pre-provision net revenue		39,536	47,918	39,569	87,454	75,635
Non-GAAP adjustments:						
Acquisition and other restructuring expenses		12	—	303	12	1,138
Provision for unfunded commitments		265	(635)	(267)	(370)	845
Amortization of New Markets Tax Credits		2,259	2,221	1,662	4,480	3,003
Adjusted pre-provision net revenue		$ 42,072	$ 49,504	$ 41,267	$ 91,576	$ 80,621
Pre-provision net revenue, annualized	[a]	$ 158,578	$ 194,334	$ 158,711	$ 176,358	$ 152,524
Adjusted pre-provision net revenue, annualized	[b]	168,750	200,766	165,521	184,670	162,578
Average total assets	[c]	12,209,865	12,263,718	12,452,070	12,236,643	12,555,928
Reported: Pre-provision net revenue to average assets[1]	[a÷c]	1.30 %	1.58 %	1.27 %	1.44 %	1.21 %
Adjusted: Pre-provision net revenue to average assets[1]	[b÷c]	1.38 %	1.64 %	1.33 %	1.51 %	1.29 %

1. Annualized measure.

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 36

Non-GAAP Financial Information

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Average Tangible Common Equity, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended			Six Months Ended	
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS						
Net income	[a]	$ 29,364	$ 36,786	$ 29,824	$ 66,150	$ 58,263
Non-GAAP adjustments:						
Acquisition expenses:						
Salaries, wages, and employee benefits		—	—	—	—	587
Data processing		—	—	—	—	214
Loss on leases or fixed asset impairment		—	—	—	—	—
Professional fees, occupancy, and other		12	—	204	12	238
Other restructuring expenses:						
Salaries, wages, and employee benefits		—	—	—	—	—
Data processing		—	—	—	—	—
Loss on leases or fixed asset impairment		—	—	99	—	99
Professional fees, occupancy, and other		—	—	—	—	—
MSR valuation impairment		—	—	—	—	—
Related tax benefit		(3)	—	(46)	(3)	(216)
TJCA related adjustment		—	—	—	—	—
Adjusted net income	[b]	$ 29,373	$ 36,786	$ 30,081	$ 66,159	$ 59,185
DILUTED EARNINGS PER SHARE						
Diluted average common shares outstanding	[c]	56,195,801	56,179,606	56,104,017	56,187,820	56,149,466
Reported: Diluted earnings per share	[a÷c]	$ 0.52	$ 0.65	$ 0.53	$ 1.18	$ 1.04
Adjusted: Diluted earnings per share	[b÷c]	$ 0.52	$ 0.65	$ 0.54	$ 1.18	$ 1.05
RETURN ON AVERAGE ASSETS						
Net income, annualized	[d]	$ 117,779	$ 149,188	$ 119,624	$ 133,396	$ 117,492
Adjusted net income, annualized	[e]	117,815	149,188	120,655	133,415	119,351
Average total assets	[f]	12,209,865	12,263,718	12,452,070	12,236,643	12,555,928
Reported: Return on average assets[1]	[d÷f]	0.96 %	1.22 %	0.96 %	1.09 %	0.94 %
Adjusted: Return on average assets[1]	[e÷f]	0.96 %	1.22 %	0.97 %	1.09 %	0.95 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY						
Average common equity		$ 1,207,935	$ 1,170,819	$ 1,197,052	$ 1,189,479	$ 1,239,060
Average goodwill and other intangible assets, net		(360,641)	(363,354)	(371,890)	(361,990)	(373,342)
Average tangible common equity	[g]	$ 847,294	$ 807,465	$ 825,162	$ 827,489	$ 865,718
Reported: Return on average tangible common equity[1]	[d÷g]	13.90 %	18.48 %	14.50 %	16.12 %	13.57 %
Adjusted: Return on average tangible common equity[1]	[e÷g]	13.90 %	18.48 %	14.62 %	16.12 %	13.79 %

1. Annualized measure.

37 372Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information Net Income Excluding Net Securities (Gains) Losses (dollars in thousands) Three Months Ended Six Months Ended June 30, 2023 March 31, 2023 June 30, 2022 June 30, 2023 June 30, 2022 Net income [a] $ 29,364 $ 36,786 $ 29,824 $ 66,150 $ 58,263 Non-GAAP adjustments: Net securities (gains) losses 2,059 616 1,714 2,675 2,328 Tax effect for net securities (gains) losses (418) (127) (302) (548) (442) Net income excluding tax-effected net securities (gains) losses [b] $ 31,005 $ 37,275 $ 31,236 $ 68,277 $ 60,149 Diluted average common shares outstanding [c] 56,195,801 56,179,606 56,104,017 56,187,820 56,149,466 Reported: Diluted earnings per share [a÷c] $ 0.52 $ 0.65 $ 0.53 $ 1.18 $ 1.04 Net income excluding tax-effected net securities (gains) losses per diluted share [b÷c] $ 0.55 $ 0.66 $ 0.56 $ 1.22 $ 1.07

38 382Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Adjusted Net Interest Income and Adjusted Net Interest Margin (dollars in thousands) Three Months Ended Six Months Ended June 30, 2023 March 31, 2023 June 30, 2022 June 30, 2023 June 30, 2022 Net interest income $ 78,670 $ 85,857 $ 75,928 $ 164,527 $ 145,984 Non-GAAP adjustments: Tax-equivalent adjustment 561 558 546 1,119 1,092 Tax-equivalent net interest income 79,231 86,415 76,474 165,646 147,076 Purchase accounting accretion related to business combinations (413) (403) (599) (816) (1,758) Adjusted net interest income $ 78,818 $ 86,012 $ 75,875 $ 164,830 $ 145,318 Tax-equivalent net interest income, annualized [a] $ 317,795 $ 350,461 $ 306,736 $ 334,038 $ 296,590 Adjusted net interest income, annualized [b] 316,138 348,826 304,334 332,392 293,045 Average interest-earning assets [c] 11,130,298 11,180,562 11,453,198 11,155,291 11,577,879 Reported: Net interest margin1 [a÷c] 2.86% 3.13% 2.68% 2.99% 2.56 % Adjusted: Net interest margin1 [b÷c] 2.84% 3.12% 2.66% 2.98% 2.53% ___________________________________________ 1. Annualized measure. Non-GAAP Financial Information

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 39

Non-GAAP Financial Information

Noninterest Expense Excluding Amortization of Intangible Assets, Adjusted Noninterest Expense, Adjusted Core Expense, Noninterest Expense Excluding Non-operating Adjustments, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio

(dollars in thousands)

		Three Months Ended			Six Months Ended	
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net interest income		$ 78,670	$ 85,857	$ 75,928	$ 164,527	$ 145,984
Non-GAAP adjustments:						
Tax-equivalent adjustment		561	558	546	1,119	1,092
Tax-equivalent net interest income		79,231	86,415	76,474	165,646	147,076
Total noninterest income		28,012	31,848	31,019	59,860	66,791
Non-GAAP adjustments:						
Net security (gains) losses		2,059	616	1,714	2,675	2,328
Noninterest income excluding net securities gains and losses		30,071	32,464	32,733	62,535	69,119
Tax-equivalent revenue	[a]	$ 109,302	$ 118,879	$ 109,207	$ 228,181	$ 216,195
Total noninterest expense		$ 69,205	$ 70,403	$ 69,092	$ 139,608	$ 139,468
Non-GAAP adjustments:						
Amortization of intangible assets	[b]	(2,669)	(2,729)	(2,951)	(5,398)	(5,962)
Non-interest expense excluding amortization of intangible assets	[c]	66,536	67,674	66,141	134,210	133,506
Non-operating adjustments:						
Salaries, wages, and employee benefits		—	—	—	—	(587)
Data processing		—	—	—	—	(214)
Impairment, professional fees, occupancy, and other		(12)	—	(303)	(12)	(337)
Adjusted noninterest expense	[f]	66,524	67,674	65,838	134,198	132,368
Provision for unfunded commitments		(265)	635	267	370	(845)
Amortization of New Markets Tax Credits		(2,259)	(2,221)	(1,662)	(4,480)	(3,003)
Adjusted core expense	[g]	$ 64,000	$ 66,088	$ 64,443	$ 130,088	$ 128,520
Noninterest expense, excluding non-operating adjustments	[f-b]	$ 69,193	$ 70,403	$ 68,789	$ 139,596	$ 138,330
Reported: Efficiency ratio	[c÷a]	60.87 %	56.93 %	60.56 %	58.82 %	61.75 %
Adjusted: Efficiency ratio	[f÷a]	60.86 %	56.93 %	60.29 %	58.81 %	61.23 %
Adjusted: Core efficiency ratio	[g÷a]	58.55 %	55.59 %	59.01 %	57.01 %	59.45 %

2Q23 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 40

Non-GAAP Financial Information

Tangible Book Value and Tangible Book Value Per Common Share

(dollars in thousands, except per share amounts)

		As of				
		June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Total stockholders' equity		$ 1,201,948	$ 1,198,558	$ 1,145,977	$ 1,106,588	$ 1,161,957
Goodwill and other intangible assets, net		(358,898)	(361,567)	(364,296)	(367,091)	(369,962)
Tangible book value	[a]	$ 843,050	$ 836,991	$ 781,681	$ 739,497	$ 791,995
Ending number of common shares outstanding	[b]	55,290,847	55,294,455	55,279,124	55,232,434	55,335,703
Tangible book value per common share	[a÷b]	$ 15.25	$ 15.14	$ 14.14	$ 13.39	$ 14.31

Tangible Common Equity and Tangible Common Equity to Tangible Assets

(dollars in thousands)

		As of				
		June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Total assets		$ 12,209,029	$ 12,344,555	$ 12,336,677	$ 12,497,388	$ 12,356,433
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(358,898)	(361,567)	(364,296)	(367,091)	(369,962)
Tax effect of other intangible assets[1]		7,833	8,335	8,847	9,369	9,905
Tangible assets	[a]	$ 11,857,964	$ 11,991,323	$ 11,981,228	$ 12,139,666	$ 11,996,376
Total stockholders' equity		$ 1,201,948	$ 1,198,558	$ 1,145,977	$ 1,106,588	$ 1,161,957
Non-GAAP adjustments:						
Goodwill and other intangible assets, net		(358,898)	(361,567)	(364,296)	(367,091)	(369,962)
Tax effect of other intangible assets[1]		7,833	8,335	8,847	9,369	9,905
Tangible common equity	[b]	$ 850,883	$ 845,326	$ 790,528	$ 748,866	$ 801,900
Tangible common equity to tangible assets[2]	[b÷a]	7.18 %	7.05 %	6.60 %	6.17 %	6.68 %

1. Net of estimated deferred tax liability.
2. Tax-effected measure.

41 412Q23 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Core Loans, Core Loans to Portfolio Loans, Core Deposits, Core Deposits to Total Deposits, and Core Loans to Core Deposits (dollars in thousands) As of June 30, 2023 March 31, 2023 December 31, 2022 September 30, 2022 June 30, 2022 Portfolio loans [a] $ 7,805,284 $ 7,783,808 $ 7,725,702 $ 7,670,114 $ 7,497,778 Non-GAAP adjustments: PPP loans amortized cost (667) (750) (845) (1,426) (7,616) Loans acquired in business combinations, prior to integration $ — $ — $ — $ — $ — Core loans [b] $ 7,804,617 $ 7,783,058 $ 7,724,857 $ 7,668,688 $ 7,490,162 Total deposits [c] $ 10,062,755 $ 9,801,169 $ 10,071,280 $ 10,601,397 $ 10,397,228 Non-GAAP adjustments: Brokered transaction accounts (6,055) (6,005) (1,303) (2,006) (2,002) Time deposits of $250,000 or more (297,967) (200,898) (120,377) (103,534) (117,957) Deposits acquired in business combinations, prior to integration — $ — $ — $ — $ — Core deposits [d] $ 9,758,733 $ 9,594,266 $ 9,949,600 $ 10,495,857 $ 10,277,269 RATIOS Core loans to portfolio loans [b÷a] 99.99% 99.99% 99.99% 99.98% 99.90 % Core deposits to total deposits [d÷c] 96.98% 97.89% 98.79% 99.00% 98.85 % Core loans to core deposits [b÷d] 79.98% 81.12% 77.64% 73.06% 72.88 % Non-GAAP Financial Information